Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-204205) pertaining to the 2015 Stock Option Plan and the 2015 Free Share Plan of Cellectis S.A.;

(2)	Registration Statement (Form S-8 No. 333-214884) pertaining to the 2016 Stock Option Plan of Cellectis S.A.; and

(3)	Registration Statement (Form S-8 No. 333-222482) pertaining to the 2017 Stock Option Plan of Cellectis S.A., the Summary of BSA Plan and the Free Share 2018 Plan of Cellectis S.A.;

(4)	Registration Statement (Form S-8 No. 333-227717) pertaining to the 2018 Stock Option Plan of Cellectis S.A., the Summary of BSA Plan and the Second Free Share 2018 Plan of Cellectis S.A.;

(5)	Registration Statement (Form S-8 No. 333-258514) pertaining to the 2021 Stock Option Plan of Cellectis S.A., and the 2021 Free Shares Plan of Cellectis S.A.; and

(6)	Registration Statement (Form F-3 No. 333-238881) of Cellectis S.A.;

of our reports dated March 3, 2022, with respect to the consolidated financial statements of Cellectis S.A. and the effectiveness of internal control over financial reporting of Cellectis S.A., included in this annual report (Form 20-F) of Cellectis S.A. for the year ended December 31, 2021.

/s/ ERNST & YOUNG et Autres

Paris La Défense, France

March 3, 2022